Response to Item 77D

Parametric Market Neutral Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the summary prospectus and the prospectus, of Eaton Vance Parametric Market
Neutral Fund (which invests in the Portfolio) filed pursuant to Rule 497 under the Securities
Act of 1933, as amended, and are incorporated herein by reference.